UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) February 6, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

    300 Renaissance Center, Detroit, Michigan                    48265-3000
    -----------------------------------------                    ----------
    (Address of Principal Executive Offices)                     (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On February 6, 2006, E. Stanley O'Neal resigned from the Board of Directors (the "Board) of General Motors Corporation (the "Corporation"), citing increased time demands resulting from the expanded schedule of GM board meetings which were difficult to accommodate given his responsibilities at Merrill Lynch, as well as limits on his ability to act as a GM director because of potential conflicts with matters in which Merrill Lynch is involved. Kent Kresa will succeed Mr. O'Neal as chairman of the Board's Investment Funds Committee.

(d) Also on February 6, the Board elected Jerome B. York to the Board, effective February 7, for a term ending at the Corporation's 2006 annual meeting of stockholders. Mr. York will serve on the Board's Public Policy Committee and Investment Funds Committee.

The Board determined that Mr. York will be an independent director, according to the standards of General Motors' bylaws and corporate governance guidelines, and the corporate governance listing standards of the New York Stock Exchange.

Mr. York is a consultant to Tracinda Corporation ("Tracinda"), which is owned by Kirk Kerkorian. Tracinda has reported that it is the beneficial owner of approximately 9.9% of the Corporation's outstanding common stock. Tracinda initially recommended Mr. York for consideration by the GM Board and his election was subsequently recommended to the Board by its Directors and Corporate Governance Committee.

In his past business career, Mr. York spent fourteen years at Chrysler Corporation in a variety of executive positions and served as Executive Vice President and Chief Financial Officer, and as a director of Chrysler, from May 1990 to May 1993.

Mr. York currently serves as a director of Tyco International Ltd., Apple Computer, Inc. and Exide Technologies, Inc. He has been Chief Executive Officer of Harwinton Capital Corporation, a private investment company that he controls, since September 2000.

From May 1993 to September 1995 he was Senior Vice President and Chief Financial Officer of IBM Corporation, and served as a member of IBM's Board of Directors from January 1995 to August 1995. From September 1995 to October 1999, he was Vice Chairman of Tracinda Corporation. Mr. York was Chairman and Chief Executive Officer of Micro Warehouse, Inc., a reseller of computer hardware, software and peripheral products from January 2000 until September 2003 (when the company filed voluntary petitions for relief under Chapter 11 of the bankruptcy code). Mr. York also served as a director of MGM MIRAGE from November 1995 to May 2002.

The press release from February 6, 2006 announcing the election of Mr. York to the Board and the resignation of Mr. O'Neal from the Board is attached hereto as
Exhibit 99.1 and is incorporated into this Item 5.02 by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


                                    EXHIBITS
                                    --------

Exhibits                      Description                   Method of Filing
--------                      -----------                   ----------------

Exhibit 99.1                  News Release Dated            Attached as Exhibit
                              February 6, 2006


                                      # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  February 6, 2006              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)